UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): June 6, 2019
ION Geophysical Corporation
(Exact Name of Registrant as Specified in Charter)

Delaware (State or other jurisdiction of incorporation)	1-12691 (Commission file number)	22-2286646 (I.R.S. Employer Identification No.)

2105 CityWest Blvd., Suite 100 Houston, Texas (Address of principal executive offices)	77042-2855 (Zip Code)

Registrant’s telephone number, including area code: (281) 933-3339

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common	IO	New York Stock Exchange (NYSE)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 6, 2019, ION Geophysical Corporation (the “Company”) issued the attached press release announcing the election of Ms. Tina Wininger to the Board of Directors of the Company (the “Board”) and her appointment to the Audit Committee of the Board, effective June 7, 2019. Ms. Wininger was elected as a Class III Director, for a term commencing on June 7, 2019, and expiring at the 2020 annual meeting of the Company’s stockholders or until her successor shall have been elected and qualified or her earlier resignation or removal.

Also effective June 7, 2019, the Company announced Mr. David H. Barr’s resignation from the Audit Committee of the Board. (Mr. Barr continues to serve on the Board.)

Ms. Wininger, age 50, is Controller at Next Wave Energy Partners, LP, an independent energy company focused on midstream and downstream petrochemical and fuels assets. Since 2010, Ms. Wininger has also served as the CFO, a member of the Board of Directors and Chairman of the Finance committee for The Micah Project, a non-profit organization focused on at-risk young men in Honduras. From 2005 to 2010, Ms. Wininger was the Chief Accounting Officer and Vice President of Accounting of Plains All American Pipeline, LP, a Fortune 100 company listed on the NYSE which had approximately $25 billion in annual revenues and $4 billion of market cap during her tenure. She also served as their Controller from 2000 to 2005. From 1997 to 2000, Ms. Wininger lived in Venezuela and served as a consultant to Conoco de Venezuela S.A. on their exploration project in La Ceiba. From 1994 to 1997, she was the Controller of Plains Resources Inc., an oil and gas exploration and production company. From 1991 to 1994, she was with Arthur Andersen & Co. where she worked in their oil and gas audit practice in New Orleans and the surrounding areas. She holds a Bachelor of Science degree in Management with a concentration in accounting from Tulane University.

There are no arrangements or understandings between Ms. Wininger and any other persons, pursuant to which she was appointed to the office described above and no family relationships among any of the Company’s directors or executive officers and Ms. Wininger. Ms. Wininger does not have any direct or indirect interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Item 9.01    Financial Statements and Exhibits

Exhibit Number	Description

99.1	Press release dated June 6, 2019

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 10, 2019	ION GEOPHYSICAL CORPORATION
By: /s/ MATTHEW POWERS Matthew Powers Executive Vice President, General Counsel and Corporate Secretary